Exhibit 99.1

TransDigm Group and Servotronics, Inc. Announce Acquisition Agreement

Cleveland, Ohio, and Elma, New York, May 19, 2025/PRNewswire / -- TransDigm Group Incorporated (“TransDigm”) (NYSE: TDG) and Servotronics, Inc. (“Servotronics”) (NYSE American: SVT) today announced a definitive merger agreement providing for Servotronics to become an indirect wholly owned subsidiary of TransDigm. TransDigm designs, produces and supplies highly engineered aircraft components. Servotronics designs, produces and supplies highly engineered servo valves.

Under the terms of the agreement, a subsidiary of TransDigm will commence a tender offer to acquire all the outstanding shares of Servotronics for $38.50 per share in cash, in a transaction valued at approximately $110 million, including certain tax benefits. The cash consideration represents a premium of approximately 274% to Servotronics’ closing share price on May 16, 2025, the last trading day prior to today’s announcement.

Following the purchase of shares through the tender offer, TransDigm will complete the acquisition of Servotronics by acquiring all remaining shares not acquired in the offer through a merger at the same price as the tender offer. The acquisition will be funded with TransDigm’s cash on hand and is not subject to any financing conditions. The merger agreement was unanimously approved by the Board of Directors of Servotronics.

Servotronics, headquartered in Elma, New York, is a leading global designer and manufacturer of servo controls and other advanced technology components for aerospace and defense applications. Servotronics’ products have a strong presence across major aerospace and defense platforms and significant aftermarket content. Servotronics’ revenues are primarily derived from the commercial aerospace end market and nearly all revenue is generated from proprietary products. Servotronics employs approximately 275 people and generated approximately $45 million in revenue for its fiscal year ended December 31, 2024.

Kevin Stein, TransDigm’s President and Chief Executive Officer stated, “We are excited to have an agreement to acquire Servotronics and welcome them to TransDigm. Servotronics’ highly engineered, proprietary products with significant aftermarket exposure fit well with our long-standing strategy. Nearly 80% of the business serves commercial aerospace and the business has significant shipset content across major commercial and defense platforms. Servotronics is a market leader and pioneer across servo valve technology, and we are excited to partner with Servotronics to continue investing in the business. We are confident that TransDigm will be a great long-term home for this business, its employees, and customers in Western New York.”

Bill Farrell Jr., Servotronics’ Chief Executive Officer, added, “We believe Servotronics will be an excellent addition to the TransDigm portfolio of companies, as our products, business model, strategy and focus are closely aligned. Being part of a larger aerospace company will allow for further growth opportunities and provide resources for Servotronics to continue developing the highly engineered, proprietary products that we are known for today. We believe this transaction delivers immediate and certain value for Servotronics’ shareholders and positions Servotronics well for the future. We are proud of our history and accomplishments and look forward to our long future together with TransDigm.”

Under the terms of the merger agreement, the parties anticipate that TransDigm will commence a cash tender offer for all of the outstanding shares of Servotronics on or before June 9, 2025. TransDigm's obligation to accept and purchase Servotronics common stock tendered pursuant to the tender offer will be subject to customary closing conditions, including the valid tender of a majority of the outstanding shares of Servotronics common stock.

Advisors

Baker & Hostetler LLP is acting as legal counsel to TransDigm. Houlihan Lokey is acting as financial advisor and Bond Schoeneck & King is acting as legal counsel to Servotronics.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, cargo loading, handling and delivery systems and specialized flight, wind tunnel and jet engine testing services and equipment, electronic components used in the generation, amplification, transmission and reception of microwave signals, and complex testing and instrumentation solutions.

About Servotronics, Inc.

Servotronics designs, develops, and manufactures servo controls and other components for various commercial and government applications including aircraft, jet engines, missiles, manufacturing equipment and other aerospace applications at its operating facilities in Elma and Franklinville, New York.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This communication is not an offer to purchase or a solicitation of an offer to sell securities of Servotronics. The planned tender offer by TransDigm and its subsidiaries TransDigm Inc. and TDG Rise Merger Sub, Inc. (“Merger Sub”) for all of the outstanding shares of common stock of Servotronics has not been commenced. On commencement of the tender offer, Merger Sub will mail to Servotronics stockholders an offer to purchase and related materials and Servotronics will thereafter mail to its stockholders a solicitation/recommendation statement with respect to the tender offer. TransDigm, TransDigm Inc. Merger Sub will file the offer to purchase with the Securities and Exchange Commission (the "SEC") on Schedule TO, and Servotronics will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. SERVOTRONICS STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. Servotronics stockholders may obtain a free copy of these materials (when they become available) and other documents filed by TransDigm, TransDigm Inc. and Merger Sub or Servotronics with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

Forward-Looking Statements

Some of the statements in this communication constitute forward-looking statements. These statements are related to the expected timing, completion and effects of the proposed transaction or other future events, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates," "potential," or "continue," or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including the ability of TransDigm to successfully integrate the Servotronics acquisition, including the acquisition being immediately accretive to earnings. Servotronics and TransDigm, TransDigm Inc. and Merger Sub might not be able to complete the proposed transaction on terms herein, other acceptable terms or at all because of a failure to satisfy closing conditions, or other factors. Except as required by law, TransDigm, TransDigm Inc., Merger Sub and Servotronics undertake no obligation to revise or update the forward-looking statements contained in this press release.

Media / Investor Contacts:
TransDigm Group	Servotronics, Inc.
Investor Relations	Investor Relations
(216) 706-2945	(716) 655-5990
ir@transdigm.com	investorrelations@servotronics.com